Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Equity Incentive Award Plan and 2017 Stock Incentive Plan of Synlogic, Inc. of our report dated March 14, 2017, with respect to the consolidated financial statements of Synlogic, Inc. (formerly Mirna Therapeutics, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

October 5, 2017

Austin, Texas